                                                                  Exhibit 10.07




         The security represented by this certificate was originally issued on September 8, 1993, and has not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold or transferred in the absence of an effective registration statement under the Act or an exemption from registration thereunder. Prior to any sale or transfer of this certificate, except pursuant to an effective registration statement under the Act covering such sale or transfer, the holder hereof shall have delivered to the issuer hereof (the "Company") an opinion of counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from registration under the Act.

         The transfer of such security is subject to the conditions specified in the Stock Purchase Agreement, dated as of September 8, 1993 between the company and Lotus Development Corporation, and the Company reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by the Company to the holder hereof without charge.


                                  SUBORDINATED
                                 PROMISSORY NOTE
                                 ---------------


September 8, 1993                                                    $5,000,000

         OneSource Holding Corporation, a Delaware corporation (the "Company"), hereby promises to pay to the order of Lotus Development corporation the principal amount of five million dollars ($5,000,000) together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

         This Note was issued in connection with a Stock Purchase Agreement, dated as of August 3, 1993 (the "Purchase Agreement"), between the Company and Lotus Development Corporation. The Purchase Agreement contains terms governing certain rights and obligations of the holder of this Note, and all provisions of the Purchase Agreement are hereby incorporated herein in full by reference. Unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Purchase Agreement. All Notes representing portions of the rights hereunder are referred to herein as the "Notes".

         1. PAYMENT OF INTEREST. Except as otherwise expressly provided in paragraph 6 hereof, interest shall accrue at the rate of eight percent (8%) per annum on the unpaid principal amount of this Note outstanding from time to time, or (if less) at the highest rate then permitted under applicable law. The Company shall pay to the holder of this Note all accrued interest accruing on each March 31, beginning March 31, 1995; provided that interest accruing in 1993


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                                      -2-


and in any calendar year following December 31, 1993 may, at the Company's option, be added to the outstanding principal amount of this Note if the Company's Cash Flow is less than $2 million in the calendar year immediately preceding the year in which payment is due. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is paid. Interest at the applicable rate stated herein shall accrue on any principal payment due under this Note until such time as payment therefor is actually delivered to the holder of this Note.

         2.       PAYMENT OF PRINCIPAL ON NOTE.

         (a) SCHEDULED PAYMENTS. The company shall pay the principal amount of $5,000,000 (or such lesser or greater principal amount then outstanding) to the holder of this Note, together with all interest accrued thereon on the earliest of (i) September 8, 2000, (ii) the date the Company's stockholders as of the date hereof cease to own a majority of the capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Company's board of directors, or (iii) the date the Company sells all or substantially all of its assets (determined on a consolidated basis).

         (b) OPTIONAL PREPAYMENTS. The Company may, at any time and from time to time without premium or penalty, prepay all or any portion (in whole number multiples of $100,000 only) of the outstanding principal amount of this Note; provided that (such prepayment is not prohibited by any Senior Indebtedness (as defined in paragraph 4 hereof) and (B) the Company has paid all interest on the Note accrued through the date of prepayment.

         (c) MANDATORY PREPAYMENTS. In the event that the Company issues equity securities (other than to management of the Company or its Subsidiaries) following September 8, 1993 with proceeds (net of related costs and expenses) to the Company in excess of $10 million (such net proceeds in excess of $10 million being referred to as "Excess Proceeds"), the Company will make a prepayment on this Note in an amount equal to (i) the amount of Excess Proceeds, multiplied by
(ii) a fraction, the numerator of which is the then outstanding principal amount of this Note, and the denominator of which is an amount equal to the then outstanding principal amount of the Note plus the aggregate amount of the net proceeds received by the Company with respect to all equity issuances by the Company (including the original equity investment on September 8, 1993) prior to the current equity issuance. Such prepayment shall be applied first to pay accrued and unpaid interest and thereafter to pay unpaid principal.

         3. SET OFF. The outstanding principal amount of this Note and any interest thereon is subject to set off pursuant to and in accordance with
Section 9.02(h) of the Purchase Agreement and the sixth sentence of Section 2.4 of the License Agreement. In the event of any set off, the Company shall deliver to the holder of this Note a notice stating the amount of and the basis for such set off (such amount to be equal to 100% of the actual amount of any Agreement). Any reduction in the principal amount or interest outstanding hereunder in connection with any set off in accordance with Section 9.02(h) of the Purchase Agreement or pursuant to the sixth sentence of Section 2.4 of the License Agreement (i) will be applied at the election of the holders of the



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                                      -3-


Notes to either principal or interest due, and (ii) will be permanent and such set off amounts will no longer be deemed outstanding.

         4.       SUBORDINATION.

         (a) SUBORDINATION TO SENIOR INDEBTEDNESS. Any other provisions of this Note to the contrary notwithstanding, all indebtedness with respect to this
Note is hereby expressly subordinated, to the extent and in the manner set forth below, to all Senior Indebtedness. "Senior Indebtedness" shall mean principal of, and premium (if any) and interest on, and all other payment obligations from time to time due or payable under, the Credit Agreement or any renewal or refinancing thereof after the date hereof.

         (b) PRIORITY OF SENIOR INDEBTEDNESS ON DISTRIBUTION OF ASSETS. Upon (i) any payment being required to be made by the Company under this Note upon any declaration of acceleration of the principal amount hereof, or (ii) any payment or distribution of assets of the Company of any kind or character, whether in money, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings (collectively, a "Reorganization") , all principal of, and premium (if any) and interest due or to become due upon, all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for, before any payment is made on this Note (other than payment in securities or instruments junior to the Senior Indebtedness to at least the same extent as provided herein); and upon any such declaration of acceleration or Reorganization, any distribution of assets of the Company of any kind or character, whether in money, property or securities, to which the holder of this Note would be entitled except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holder of this Note if received by it, directly to the holders of Senior Indebtedness (according to the priorities of such Senior Indebtedness or, in respect of Senior Indebtedness of equal priority, pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holders), or their representatives, to the extent necessary to pay all such Senior Indebtedness in full as aforesaid, after giving effect to any prior or concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the holder of this Note. Notwithstanding the foregoing, so long as the Senior Indebtedness shall not have been declared in default, the Company may make, and the holder of this Note may accept and receive, (i) payments of interest as provided in paragraph 1 hereof,
(ii) scheduled payments of principal as provided in paragraph 2(a) hereof, (iii) optional prepayments in accordance with paragraph 2(b) hereof, and (iv) mandatory prepayments pursuant to paragraph 2(c) hereof.

         (c) SUBROGATION. When all Senior Indebtedness then outstanding has been paid in full, the holders of the Notes shall be subrogated to the rights of the holders of any Senior Indebtedness to receive payments or distributions of assets of the Company, any Subsidiary or any other obligor thereon (each an "Obligor," and collectively the "Obligors") until the Indebtedness evidenced by the Notes shall have been paid in full; and for the purposes of such subrogation, no payments or distributions to any holder of Senior Indebtedness of any cash, property or securities to which the holders of the Notes would be entitled except for the provisions of this paragraph 4, and no payment over pursuant to the provisions of this paragraph 4 to the holders of Senior Indebtedness by the holders of the Notes, shall, as between the obligors, creditors other than the holders of Senior Indebtedness and the holders of the Notes be deemed to be a payment by any such Obligor or creditor due or on account of Senior Indebtedness, it being understood that the provisions of this paragraph 4 are and are intended solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the holders of the Notes on the other hand. If any holder of Senior Indebtedness shall receive any distribution of the assets of any Obligor to which the holders of the Notes are entitled by virtue of the provisions of this paragraph 4(c) , it shall promptly pay over such distribution to the holders of the Notes.

         (d) TREATMENT OF MISTAKEN PAYMENTS AND DISTRIBUTIONS. If any payment or distribution of assets of the Company of any kind or character, whether in money, property or securities, prohibited by the foregoing shall be received by the holder of this Note before all Senior Indebtedness is paid in full, or provision is made for such payment, in accordance with its terms, such payment or distribution shall be held for the benefit of and shall be paid over or delivered to, the holders of such Senior Indebtedness, or their representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued or under which such instruments are pledged or secured, as their respective interest may appear for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in accordance with its terms, after giving effect to any prior or concurrent payment or distribution to or for the holders of such Senior Indebtedness.

         (e) ACCELERATION OF NOTE. In the event that a default exists under the Senior Indebtedness or a default under the Senior Indebtedness would occur upon the acceleration of the maturity of this Note, no holder of this Note shall take any action to accelerate the maturity of this Note unless (i) all Senior Indebtedness shall have been paid in full, (ii) all Senior Indebtedness shall theretofore have become due and payable or (iii) 270 days shall have lapsed after the date on which an Event of Default has occurred and such Event of Default remains uncured. Notwithstanding the foregoing, if an event described in subparagraph 6(a)(iii) herein has occurred, acceleration of the maturity of this Note shall be automatic pursuant to subparagraph 6(b)(ii) herein.

         5. RESTRICTIONS. So long as at least 29% of the principal amount of this Note remains outstanding, the Company shall not without the prior written consent of the holders of Notes representing a majority of the principal amount of the Note then outstanding:

         (a) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities, except for dividends payable in shares of common stock of the Company issued upon the outstanding shares of common stock of the company;

         (b) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's equity securities




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                                      -5-


(including, without limitation, warrants, options and other rights to acquire equity securities), except for (i) repurchases of common stock (at a price not to exceed the fair market value thereof) from employees of the company and its Subsidiaries upon termination of employment pursuant to arrangements approved by the Company's board of directors and (ii) repurchases of that certain Stock Purchase Warrant issued on September 8, 1993 to Lotus Development Corporation to initially purchase 100,000 shares of the Company's common stock and repurchases of any common stock of the Company issued upon the exercise of such Warrant;

         (c) make any amendment to the Company's senior credit agreements which would materially adversely affect the holders of the Notes;

         (d) enter into, or permit any Subsidiary to enter into, any transaction with any of its or any Subsidiary's stockholders, officers, directors, employees or affiliates or any individual related by blood or marriage to any such Person or any entity in which any such Person or individual owns a beneficial interest, except (i) for normal employment arrangements and benefit programs on commercially reasonable terms, (ii) for certain fees to be paid to the Investors (as defined in the Purchase Agreement) for services rendered to the Company, (iii) for a closing fee paid to the Investors in an amount not to exceed $250,000 in connection with the transactions contemplated by the Purchase Agreement, (iv) for agreements and transactions entered into on an arms-length basis or otherwise on fair and reasonable terms to the Company and (v) except as otherwise expressly contemplated by the transactions consummated in connection with the Purchase Agreement;

         (e) create, incur, assume or suffer to exist, Indebtedness exceeding in the aggregate an amount such that the Company's Debt Ratio would exceed 3:1 immediately after the incurrence of such Indebtedness (for all purposes of this clause (e), it is expressly understood that Indebtedness shall include all Indebtedness incurred by OneSource Information Services, Inc.);

         (f) directly or indirectly enter into or permit any Subsidiary to enter into the ownership, active management or operation of any business other than the distribution or resale of financial or business databases unless the Company's Net Worth exceeds $10 million (in which event the restrictions set forth in this paragraph (f) shall not apply); or

         (g) create, suffer or permit to exist any lien, security interest in, or encumbrance on any assets of the company except for (i) liens granted to holders of Senior Indebtedness, (ii) liens and security interests on fixed assets acquired by the Company or a Subsidiary (including without limitation capitalized leases) which constitute purchase money security interests under applicable law and (iii) Permitted Encumbrances.

         6.       EVENTS OF DEFAULT.

         (a) DEFINITION. For purposes of this Note, an Event of Default shall be deemed to have occurred if






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                                      -6-



                  (i) the Company fails to pay when due the full amount of interest then accrued on any Note or the full amount of any principal payment on any Note;

                  (ii) the Company fails to perform or observe any other covenant or provision contained in the Note, provided that no Event of Default shall be deemed to have occurred under this subparagraph (ii) if the Company establishes (to the reasonable satisfaction of the holder of this Note) that (A) the particular Event of Default has not been caused by knowing or purposeful conduct by the Company or any Subsidiary, (B) the Company has exercised, and continues to exercise, best efforts to expeditiously cure the Event of Default (if cure is possible), (C) the Event of Default is not material to the Company's financial condition, operations, assets or business prospects, and (D) the Event of Default is not material to the holder's investment in the Note; or

                  (iii) the company or any subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Company or any Subsidiary is entered under the Federal Bankruptcy Code; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary, or of all or any substantial part of the assets of the Company or any Subsidiary, or any proceeding is commenced (other than a proceeding for the voluntary liquidation and dissolution of any subsidiary not relating to insolvency) relating to the Company or any Subsidiary under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either (A) the Company or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days.

         (b)      CONSEQUENCES OF EVENTS OF DEFAULT.

                  (i) If an Event of Default of the type described in subparagraph 6(a)(i) or (ii) has occurred and continued for 30 days or any other Event of Default has occurred, the interest rate on this Note shall increase by an increment of two (2) percentage point(s) to the extent permitted by law. Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Events of Default exist (subject to subsequent increases pursuant to this subparagraph).

                  (ii) If an Event of Default of the type described in subparagraph 6(a)(iii) has occurred, the aggregate principal amount of this Note (together with all accrued interest thereon and all other amounts payable in connection therewith) shall become immediately due and payable without any action on the part of the holders of this Note, and the Company shall immediately pay to the holders of this Note all amounts due and payable with respect to this Note.


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                                      -7-


                  (iii) If an Event of Default of the type described in subparagraphs 6(a)(i) or (ii) has occurred and continued for 90 days, the holder or holders of Notes representing a majority of the aggregate principal amount of Notes then outstanding may declare all or any portion of the outstanding principal amount of the Notes (together with all accrued interest thereon and all other amounts due in connection therewith) due and payable and demand immediate payment of all or any portion of the outstanding principal amount of the Notes owned by such holder or holders. The Company shall give prompt written notice of any such demand to the other holders of Notes, each of which may demand immediate payment of all or any portion of such holder's Note. If any holder or holders of the Notes demand immediate payment and all or any portion of such holder's Notes, the Company shall immediately pay to such holder or holders all amounts due and payable with respect to such Notes.

                  (iv) The holders of the Notes shall also have any other rights which such holders may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law, including without limitation the right to file a petition with respect to the Company or any Subsidiary under the U.S. Bankruptcy Code.

                  (v) The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accent security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

         7. AMENDMENT AND WAIVER. Except as otherwise expressly provided herein, the provisions of the Notes may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the outstanding principal amount of the Notes.

         8. DEFINITIONS. For purposes of the Notes, the following capitalized terms have the following meaning.

         "CASH FLOW" means the Company's consolidated net income for any fiscal year, PLUS depreciation and amortization expense for such fiscal year, PLUS the decrease in Working capital for such fiscal year, if any, MINUS the increase in working capital for such fiscal year, if any, MINUS the Company's capital expenditures incurred during such fiscal year, MINUS all principal payments of Senior Indebtedness made during such fiscal year, all as determined in accordance with GAAP consistently applied.

         "CREDIT AGREEMENT" means that certain Loan Agreement dated as of the date hereof in the initial principal amount of $4,250,000 between the Company, OneSource Information Services, Inc. and Silicon Valley Bank, as amended, modified or supplemented.

         "DEBT RATIO" means, at any date, the ratio of Indebtedness at such date to Net Worth at such date.


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                                      -8-


         "GAAP" means generally accepted accounting principles.

         "INDEBTEDNESS" means (i) indebtedness for borrowed money (including principal, premium if any, and interest thereon), whether short-term or long-term and whether secured or unsecured, (ii) leases which shall have been or should be, in accordance with GAAP, recorded as capitalized leases, and (iii) guarantees by the Company of items described in (i) and (ii) above.

         "NET WORTH" means, at any date, consolidated stockholders' equity (including retained earnings) at such date in accordance with GAAP.

         "PERMITTED ENCUMBRANCES" means the following types of liens:

                  (a) liens for taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP, consistently applied;

                  (b) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith;

                  (c) statutory liens incurred for deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (d) deposits made in the ordinary course of business to secure liability to insurance carriers and utility companies;

                  (e) liens for purchase money obligations incurred in the ordinary course of business;

                  (f) any attachment or judgment liens not to exceed $250,000 in the aggregate at any time;

                  (g) leases or subleases granted to others not interfering in any material respect with the business of the Company or its Subsidiaries;

                  (h) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or its Subsidiaries;

                  (i) any interest or title of a lessor or sublessor under any lease entered into in the ordinary course of business;

                  (j) liens arising from filing UCC financing statements regarding leases described in paragraph 8(i) above; and

                  (k) statutory customer rights of set-off and in respect of returned goods under the UCC.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "SUBSIDIARY" means any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or indirectly through Subsidiaries.

         "UCC" means the Uniform Commercial Code of the Commonwealth of Massachusetts, as amended from time to time, and any successor statute.

         "WORKING CAPITAL" means at any time the amount of the Company's consolidated current assets at such time minus the amount of the Company's consolidated current liabilities at such time.

         9. CANCELLATION. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

         10. PLACE OF PAYMENT. Payments of principal and interest are to be delivered to Lotus Development Corporation by wire transfer to:

                  Bank Name:              Bank of Boston
                  Bank Address:           Boston, MA
                  ABA #:                  011000390
                  Bank Account Name:      Lotus Development corporation
                  Bank Account #:         511-40113

or to such other address or to the attention of such other person as specified by prior written notice to the Company.

         11. USURY LAWS. It is the intention of the Company and the holder of this Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having proper jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the holder hereof resulting from an Event of Default, voluntary prepayment by the company or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the holder hereof either be rebated to the Company or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Company. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited an the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.

         12. GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Note (and any successor Notes) shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Massachusetts, or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first above written.





                                        ONESOURCE HOLDING CORPORATION


Attest                                  By /s/ David Dominik
                                           _____________________________________


/s/ Gregg Newmark                       Its President
________________________________            ____________________________________